Exhibit 99.2

Rural Cellular Corporation
1st Quarter 2003
Financial Results Teleconference Commentary
May 13th, 2003

Teleconference Administrative Topics

Chris Boraas

•                  Good morning, everyone.

•                  As a reminder, this call is being broadcast live through our Web site, at WWW.RCCWIRELESS.COM.

•                  An archive will also be made available in the investor relations’ section of our Web site.

•                  In addition, after the completion of this call, a dial-in replay will be available through May 19, 2003.

•                  A Form 8-K will also be filed today including as exhibits the text from today’s teleconference and the press release.

•                  We also expect to file our 10-Q tomorrow.

•                  Presenting this morning will be Richard Ekstrand, RCC’s President and CEO, and Wesley Schultz, RCC’s chief financial officer.

•                  Following the opening remarks, Rick, Wes and Ann Newhall, RCC’s Chief Operating Officer, will be available to take your questions.

•                  In the interest of time, please try to limit your questions to two .

•                  Before we begin, I want to state that any comments about RCC’s future prospects are forward-looking and therefore involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the ability to negotiate favorable roaming agreements, the ability to service debt, the resolution of certain network technology issues and other factors discussed in RCC’s  Report on Form 10-K for the year ended December 31, 2002 and from time to time, in other filings with the Securities and Exchange Commission.

•                  In the course of this conference call, we will be referencing Non-GAAP performance measures.

•                  For a reconciliation of Non-GAAP financial measures to comparable GAAP measures, please refer to our web site where you will find a Non-GAAP to GAAP reconciliation included in our May 12, 2003 press release.

•                  And with that, I’ll turn it over to Rick Ekstrand.

CEO Discussion
Richard Ekstrand

•                  Thanks, Chris, and good morning, everyone.

•                  The wireless sector continues to distinguish itself within the telecommunication industry by reporting both strong customer and financial growth.

•                  So clearly, there is no substitute for mobility, even in today’s difficult economic times.

•                  And for RCC, once again, by focusing on those things we can control, our company has put together another solid quarter.

•                  We’ve always known that;

•                  we are in a business that’s competitive,

•                  our network technologies require capital,

•                  federal mandates bring complexity,

•                  and we operate in a challenging economy.

•                  Yet, quarter after quarter, our dedicated team of employees, together with our strong networks and broad spectrum, continues to provide valued services to our local customers.

•                  Our networks also enhance the extended footprint of our national roaming customers.

•                  Historically, we have succeeded by leveraging our spectrum through the carefully planned improvement of our networks.

•                  This expansion has presented, and continues to offer, attractive ROIs while positioning us for an expedited transition to advanced services.

•                  For those who are counting, our networks experienced another 35% increase in total minutes this quarter over last year’s first quarter.

•                  As you know, this trend increases revenue.

•                  Our national roaming partner relationships are, obviously, important to us.

•                  We manage, negotiate and renegotiate our long-standing relationships with these partners, which we believe will secure and stabilize our roaming revenues going forward.

•                  Switching gears, this quarter’s operating results are solid with continuing strong free cash flow.

•                  Going forward, we fully expect 2003 to present its share of challenges, but also its share of opportunities.

•                  We see the opportunity of rural service areas lagging in wireless penetration compared to metro areas.

•                  Building on this anticipated customer growth, content delivery services, such as the upcoming launch of our “Info2Go”, position us for stable and even increasing ARPUs.

•                  Our ability to facilitate “event billing” has been a key step towards bringing the potential of these services to reality.

•                  Our SMS messaging trends offer a clear indication that our customers want and are willing to use these services.

•                  During the month of April this year, our SMS traffic increased 740% over last year.

•                  We believe an SMS messaging platform needs to be in place for us to successfully launch additional services that will ride on the text messaging side of our network.

•                  As we discussed last quarter, we received ETC approval in Mississippi, Alabama, and Washington.

•                  And in early May, we received approval in Maine.

•                  During the first quarter, we recorded $383,000 in revenue as a result of our ETC status.

•                  This funding will allow us to further improve our distribution systems and networks in these areas.

•                  We also have applications pending in Kansas, Minnesota, Oregon, and Vermont and we expect to receive ETC status in one or more of these states yet this year.

•                  On the operating front, we continue to focus on efficiencies and how we operate our business.

•                  We constantly review our cost center organization, spending strategies, budgets and forecasts.

•                  We cannot and do not pursue customer growth at any cost.

•                  Rather we look to long-term quality customer growth as the basis for revenue improvement.

•                  Our customer base is solid, but more importantly, our retention rate of 98.1% continues to be one of the best in the business.

•                  Wrapping up,

•                  Our first quarter operating results continue to give us confidence regarding the future of our business.

•                  Once again, with much going on outside of our control, we continue to stay focused on running our business including:

1)              bringing continued efficiency to operations;

2)              building and positioning networks for the future;

3)              growing and keeping the right customers; and

4)              generating free cash flow through these actions.

•                  And on that note, I would again like to thank our dedicated employees who keep us in the game through their creative solutions to a constantly changing wireless landscape.

•                  And with that, I’ll turn it over to Wesley Schultz, our CFO, for a financial wrap-up of our first quarter.

CFO Discussion
Wesley E. Schultz

•                  Thanks, Rick.

•                  RCC recorded a net loss per share, before the cumulative effect adjustment, of $0.87 as compared $1.28 last year.

•                  However, we understand and appreciate that many of you are also interested in Free Cash flow.

•                  Free Cash flow as defined in our press release is what’s left after capital purchases and cash interest expense are deducted from EBITDA.

•                  RCC continues to produce significant free cash flow totaling $20 million for the first quarter.

•                  To help you reconcile our unchanged cash position from year end:

1)              During the first quarter we paid $6.5 million to exercise a purchase option on a set of towers in our Northwest region.

2)              In addition, our working capital declined, reflecting a reduction in our accounts payable and accrued expenses.

•                  We have now reported positive free cash flow for 11 out of our last 13 quarters.

•                  EBITDA, or operating income less depreciation and amortization, also continues to perform well, increasing to $51.1 million.

•                  Of this total EBITDA, Wireless Alliance accounted for $784,000.

•                  On the surface EBITDA growth may appear to have slowed so I want to explain how a change in the emphasis of our marketing plans affected EBITDA this quarter.

•                  Our customer promotion activities last year utilized phone rental programs, capitalizing $6.8 million in handset costs, while this year, we did not utilize this program.

•                  Under the phone rental programs, RCC retains ownership of the customers’ handset and receives it back if the customer churns, in which case the phone can be reused.

•                  Helping to more than offset this change this quarter was growth in our service revenue, which increased slightly more than 7% over last year.

•                  This improvement reflects sustained high quality customer growth, strong retention and increasing ARPU.

•                  As you may have noticed, ARPU, which includes roaming revenue, increased to $55 from $54 per customer last year.

•                  More importantly, LSR, which excludes roaming revenue, increased to $40 as compared to $39 last year.

•                  It’s been a long time since we’ve seen an increase in this key metric.

•                  We believe this increase reflects certain value added services, including messaging and USF revenues.

•                  Also, we believe the increase in LSR represents a trade off, of sorts that we’ve made regarding our customer growth in order to preserve or in fact grow LSR, as was the case this quarter.

•                  On the customer front, we continue to feel that quality postpaid customer growth represents our best opportunity for revenue enhancement.

•                  Although we did not achieve our internal targets for postpaid customer growth, increasing LSR $1 to $40 per customer probably brought more immediate and long-term benefit to our business than lower LSR and greater customer growth.

•                  Digital customers at the end of the quarter account for approximately 80% of our total customer base.

•                  Going forward, we continue to believe we will get our share of new customers as the markets we serve continue to grow.

•                  On the roaming front, yield declines continue to be offset by increases in minutes as we are seeing the benefit of our agreements with AT&T, Verizon, Cingular, T-Mobile and others.

•                  Roaming revenue increased 11.1% to $29.1 million as compared to last year at this time.

•                  Although we continue to expect roaming revenues for all of ‘03 to be comparable to last year, we expect roaming revenue in the second quarter to be slightly down from the prior year due to certain onetime adjustments in the second quarter of last year.

•                  If you recall, we recorded a $2 million retroactive settlement from T-Mobile during the second quarter last year.

•                  Contributing to the overall success of our operation, we continue to develop efficiency in our cost structure.

•                  Both network costs and SG&A expenses, as a percentage of total revenues, were lower in the first quarter than the prior year.

•                  Network cost as a percentage of total revenues decreased to 21.5% compared with 22.2% last year.

•                  Incollect minutes continue to grow; yet average incollect cost per minute dropped resulting in incollect expense for the quarter declining to $11.0 million.

•                  During the 1st quarter, with bad debt expense decreasing 24% to $1.9 million compared to $2.5 million last year, SG&A declined, as a percentage of sales, to 25.7% as compared to 25.9% last year at this time.

•                  Turning to our balance sheet, we had net capital expenditures of  $5.6 million.

•                  We turned up 33 sites during the quarter but it should be noted that the bulk of these costs were incurred in 2002.

•                  As of March 31, we had $794 million outstanding under our credit facility and were in compliance with all covenants.

•                  Recently, we drew $115 million under the credit facility for the purpose of enhancing our financial flexibility.

•                  Many of you may have questions regarding the upcoming cash pay dividends on the Senior Exchangeable Preferred Stock in August.

•                  Although we are continuing to evaluate our alternatives, we do not currently anticipate that we will declare cash dividends on our senior exchangeable preferred stock for the foreseeable future, except to the extent, if any, that we may be legally required to do so.

•                  Thank you. Now, I will turn the teleconference back to Michelle, who will poll you for any questions.

RICK’S CONCLUSION

•                  Thanks again for your interest in Rural Cellular.

•                  Our employees, networks and customers are strong and deliver the staying power to our operations that will ultimately benefit our stakeholders.

•                  Thanks again, I look forward to discussing our 2nd quarter progress in August.